Exhibit 23.1
                          DAVIS ACCOUNTING GROUP, P.C.
                       A Certified Public Accounting Firm
          1957 W. Royal Hunte Drive, Suite 150, Cedar City, Utah 84720
                       (435) 865-2808 o FAX (435) 865-2821



Mr. Mark A. Poulsen, President and Director
Fit For Business International, Inc.
10/27 Mayneview, St. Milton
QLD, Australia 4064

Dear Mr. Poulsen,

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation in Amendment No. 1 to the Registration Statement of Fit For Business International, Inc. on Form S-2 of our report on the financial statements of the Company as its independent auditors dated February 17, 2005, as of and for the periods ended September 30, 2004, and 2003. We further consent to the reference to us in the sections Changes In and Disagreements on Accounting and Financial Disclosures and Experts in the Registration Statement on Form SB-2.

Respectfully submitted,

/s/ Davis Accounting Group P.C.

Cedar City, Utah
May 4, 2005